UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

AGNT, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AGNT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 9, 2026, AGNT, Inc. (the “Company”), and Glenn Sanford, the Company’s founder, former Chief Executive Officer and currently a member and Chairman of the Company’s Board of Directors (the “Board”), entered into a Termination and Release Agreement (the “Termination Agreement”), effective retroactively as of October 8, 2026 (the “Separation Date”), the date on which Mr. Sanford’s employment with the Company and its subsidiaries ended in connection with the previously announced Chief Executive Officer transition described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2026 (the “Prior 8-K”). The Termination Agreement governs the terms of Mr. Sanford’s separation from employment and does not govern his continued service as a director of the Company.

Under the Termination Agreement, Mr. Sanford will remain eligible to receive revenue share under the revenue share program of eXp Realty, LLC (“eXp Realty”), a wholly owned subsidiary of the Company, consistent with the Company’s prior public disclosures regarding such eligibility. In addition, Mr. Sanford’s entitlement to revenue share will be calculated at the highest front line qualifying agent (“FLQA”) tier available under the program (without regard to any FLQA qualification requirement), notwithstanding any termination or expiration of the Termination Agreement, for so long as he retains “Vested Status” under eXp Realty’s revenue share plan and generally complies with the provisions of eXp Realty’s policies and procedures governing eligibility for, continuation of, and forfeiture of revenue share payments, as in effect on the Separation Date and as subsequently amended in a manner that applies generally and uniformly to all vested participants. This entitlement is independent of, and is not conditioned on, the Release (as defined below). Upon Mr. Sanford’s death, his or his designated successor’s entitlement to revenue share will continue in accordance with the revenue share plan and eXp Realty’s agent succession policy.

If Mr. Sanford timely elects continuation coverage under COBRA, the Company will pay or reimburse the cost of such coverage for Mr. Sanford and his covered dependents until the earliest of (i) the first anniversary of the Separation Date, (ii) the date Mr. Sanford becomes eligible for coverage under another group health plan, and (iii) the date he ceases to be eligible for COBRA coverage. If the Company determines that it cannot provide this benefit without potentially violating applicable law, it will instead provide a taxable lump-sum payment equal to the value of the remaining coverage. In the event of Mr. Sanford’s death, coverage for his covered dependents will continue through the first anniversary of the Separation Date, subject to their continued eligibility for COBRA coverage. The Company’s obligations with respect to this benefit are contingent upon the Release becoming effective and irrevocable.

The Termination Agreement includes a general release of claims in favor of the Company and its related parties, which includes the review and revocation periods required under the Older Workers Benefit Protection Act (the “Release”). As of the date of this Current Report on Form 8-K, the Release has not become effective. Effective upon the Release becoming effective and irrevocable, the Company, on behalf of itself and its subsidiaries and affiliates, will release Mr. Sanford from claims arising on or before November 9, 2026, including claims arising out of his employment by, or service as a director, officer, employee or agent of, any of them. The Company’s release does not extend to, among other things, (i) claims arising from Mr. Sanford’s fraud, willful misconduct, knowing violation of law or breach of the duty of loyalty, or any claim under federal or state securities laws, (ii) claims arising from transactions or dealings between the Company (and its affiliates and subsidiaries) and Mr. Sanford, his family members or entities he controls or in which he holds a material interest, except to the extent expressly resolved in a written agreement approved by the Audit Committee of the Board, (iii) claims arising from facts Mr. Sanford was required to disclose to the Board or the Audit Committee but did not, (iv) rights of recovery under the Company’s compensation recovery policy or applicable law, (v) claims that cannot be released as a matter of law, and (vi) Mr. Sanford’s continuing obligations under the Termination Agreement, the Release, and any plan, policy or award agreement. In addition, the Termination Agreement does not waive or release any claim asserted in any current or other derivative lawsuit on behalf of the Company in which Mr. Sanford is a defendant, or any claim arising from the facts alleged in any of them.

The Termination Agreement does not limit, and the Company will continue to honor, Mr. Sanford’s rights to indemnification and advancement of expenses under the Company’s Certificate of Formation and Bylaws, any indemnification agreement between Mr. Sanford and the Company, and applicable law, in each case subject to the conditions and limitations applicable to those rights. The Company will also maintain Mr. Sanford as an insured under its directors’ and officers’ liability insurance policies, on terms no less favorable than those provided to any other current or former director or officer, for so long as Mr. Sanford may be subject to any claim arising from his service as an officer, director, employee or agent of the Company or any of its subsidiaries or affiliates, and in any event for not less than six years following the later of the Separation Date and the end of his service on the Board.

The Prior 8-K stated that the Company anticipated entering into a Consulting Services Agreement with Mr. Sanford. The Termination Agreement provides that Mr. Sanford is not engaged to provide, and has no obligation to provide, consulting, advisory or other services to the Company or its subsidiaries, and no consulting agreement has been entered into.

The Termination Agreement also provides for, among other things, (i) the assignment to the Company of intellectual property rights in work product Mr. Sanford created in the course of his employment or service with the Company group before the Separation Date, which is not conditioned on the Release, and a perpetual, royalty-free license to certain related materials

Mr. Sanford owns, with Mr. Sanford retaining ownership of his name, image, likeness, voice, signature and biographical information, provided that the Company may use his name and approved likeness in a factual manner to identify him as the founder of the Company and eXp Realty; (ii) mutual confidentiality obligations that survive for four years following the later of the Separation Date and the date Mr. Sanford ceases to serve on the Board (and for as long as applicable for trade secrets); (iii) mutual indemnification for certain third-party claims and a limitation of liability, subject to specified exceptions; (iv) mutual non-disparagement obligations, under which the Company has agreed to instruct its directors and executive officers not to make disparaging public statements about Mr. Sanford; and (v) governing law of the State of Texas and, subject to certain exceptions, binding confidential arbitration of disputes in King County, Washington. The arrangements in the Termination Agreement are separate and distinct from Mr. Sanford’s service as a director and from the director compensation and other benefits he receives in that capacity, and nothing in the Termination Agreement affects his continued service on the Board or the non-employee director compensation described in the Prior 8-K.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNT, Inc.
(Registrant)

Date: November 9, 2026	/s/ James Bramble
James Bramble
Chief Legal Counsel